China Automotive Systems Reports 2014 FIRST-QUARTER results

WUHAN, China, May 14, 2014 -- China Automotive Systems, Inc. (“CAAS” or the “Company”) (NASDAQ: CAAS), a leading power steering components and systems supplier in China, today announced its unaudited financial results for the first quarter ended March 31, 2014.

First Quarter 2014 Highlights

•	Net sales increased by 17.6% to a first-quarter record of $114.3 million, compared to $97.2 million in the first quarter of 2013.

•	Gross margin was 18.7%, compared to 19.9% in the first quarter of 2013 and 17.3% in the fourth quarter of 2013.

•	Operating margin was 8.5%, compared to 9.6% in the first quarter of 2013 and 6.6% in the fourth quarter of 2013.

•	Net income attributable to parent company’s common shareholders was $6.8 million, or diluted earnings per share of $0.24, compared to net income attributable to parent company’s common shareholders of $5.9 million, or diluted earnings per share of $0.21, in the first quarter of 2013.

•	Cash and cash equivalents and short-term investments were $78.9 million and $89.5 million as of March 31, 2014 and December 31, 2013, respectively.

Mr. Qizhou Wu, chief executive officer of CAAS, commented, "We are pleased to report that, for the first time, we have exceeded the $100 million sales mark in any first quarter in our history as we continued to capture market shares in China and North America.

"Sales to North America increased by 30.7% compared to the same period of last year as our key customer Chrysler reported its 48th consecutive month of year-over-year sales gains. The Jeep® brand reported that March 2014 was its best sales month with 47% growth above March 2013 sales. RAM® pickup truck sales were also up 26% in March compared with March 2013.

"Our products continue making inroads in the North American and South American vehicle markets. In China, we further consolidated our leading market position as we built a more diverse customer base of Sino-foreign joint ventures and increased shipments to our large customers."

Mr. Jie Li, chief financial officer of CAAS, commented, “We continued to maintain our strong financial condition as we planned for increased shipments in the seasonally strong second quarter. We have increased our electric power steering offerings to better meet our customers' needs and attract new customers as we are the leading producer of this steering technology in China. Our selling and general and administrative expenses are under control while we further deploy resources to enhance our research and development activities. We believe that we are financially strong with leading technology and a large market share, and we are well positioned for domestic and global growth."

First Quarter of 2014

In the first quarter of 2014, net sales increased by 17.6% to a first-quarter record of $114.3 million, compared to $97.2 million in the same quarter of 2013. The net sales increase was mainly due to higher market share in the Chinese passenger and commercial vehicle markets as well as higher sales to the North American market.

Gross profit increased by 10.2% to $21.3 million in the first quarter of 2014, compared to $19.4 million in the first quarter of 2013. The gross margin was 18.7% in the first quarter of 2014, versus 19.9% in the first quarter of 2013 and 17.3% in the fourth quarter of 2013.

Selling expenses decreased by 3.9% to $3.0 million in the first quarter of 2014, compared to $3.2 million in the first quarter of 2013. Selling expenses represented 2.7% of net sales in the first quarter of 2014, compared to 3.3% in the first quarter of 2013. The decrease was mainly due to lower personnel compensation.

General and administrative expenses (“G&A expenses”) decreased by 14.1% to $3.5 million in the first quarter of 2014, compared to $4.1 million in the same quarter of 2013. The decrease was mainly due to lower legal expenses. G&A expenses represented 3.1% of net sales in the first quarter of 2014 and 4.2% in the first quarter of 2013.

Research and development expenses (“R&D expenses”) increased by 73.2% to $5.9 million in the first quarter of 2014, compared to $3.4 million in the first quarter of 2013. The increase in R&D expenses was mainly due to higher expenditures for the development of our electric power steering products, and included higher personnel-related expenses and mold improvement expenses. R&D expenses represented 5.2% of net sales in the first quarter of 2014, which was an increase from 3.5% in the first quarter of 2013.

Income from operations increased by 4.5% to $9.8 million in the first quarter of 2014, compared to $9.3 million in the same quarter of 2013. As a percentage of net sales, the operating margin was 8.5% in the first quarter of 2014, compared to 9.6% in the first quarter of 2013 and 6.6% in the fourth quarter of 2013.

Net financial expenses changed by $0.4 million in the first quarter of 2014, as higher time deposits generated $0.2 million in interest income, and financial expenses declined by $0.2 million due to lower interest expenses as bank debt declined, compared with the first quarter of 2013.

Income before income tax expenses and equity in earnings of affiliated companies was $10.2 million in the first quarter of 2014, compared to $9.2 million in the first quarter of 2013. The increase in income before income tax expenses and equity in earnings of affiliated companies of $1.0 million in the first quarter of 2014 was mainly due to an increase in operating income of $0.4 million, a decrease in financial expenses of $0.4 million, and an increase in other income of $0.2 million.

Net income attributable to parent company’s common shareholders was $6.8 million in the first quarter of 2014, compared to net income attributable to parent company’s common shareholders of $5.9 million in the corresponding quarter of 2013. Diluted earnings per share were $0.24 in the first quarter of 2014, compared to diluted earnings per share of $0.21 in the first quarter of 2013. The weighted average number of diluted common shares outstanding was 28,063,501 in the first quarter of 2014, compared to 28,050,937 in the first quarter of 2013.

As of March 31, 2014, total cash and cash equivalents and short-term investments were $78.9 million, compared to $89.5 million as of December 31, 2013. Working capital was $186.3 million as of March 31, 2014, compared to $179.3 million as of December 31, 2013.

Business Outlook

Management reiterates its revenue guidance of 15% year-over-year growth for the full year 2014. This target is based on the Company’s current views on operating and market conditions, which are subject to change.

Conference Call

Management will conduct a conference call on May 14, 2014 at 8:00 A.M. EDT/8:00 P.M. Beijing Time to discuss these results. A question and answer session will follow management’s presentation. To participate, please call the following numbers 10 minutes before the call start time and ask to be connected to the “China Automotive Systems” conference call:

Phone Number: +1-877-407-8031 (North America)

Phone Number: +1-201-689-8031 (International)

A telephone replay of the call will be available after the conclusion of the conference call through 11:59 P.M. EDT on June 14, 2014. The dial-in details for the replay are:

U.S. Toll Free Number +1-877-660-6853

International dial-in number +1-201-612-7415

Use Conference ID “13581483" to access the replay.

About China Automotive Systems, Inc.

Based in Hubei Province, the People's Republic of China, China Automotive Systems, Inc. is a leading supplier of power steering components and systems to the Chinese automotive industry, operating through eight Sino-foreign joint ventures. The Company offers a full range of steering system parts for passenger automobiles and commercial vehicles. The Company currently offers four separate series of power steering with an annual production capacity of over 4.0 million sets of steering gears, columns and steering hoses. Its customer base is comprised of leading auto manufacturers, such as China FAW Group, Corp., Dongfeng Auto Group Co., Ltd., BYD Auto Company Limited, Beiqi Foton Motor Co., Ltd. and Chery Automobile Co., Ltd. in China, and Chrysler N.A. in North America. For more information, please visit: http://www.caasauto.com.

Forward-Looking Statements

This press release contains statements that are "forward-looking statements" as defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements represent our estimates and assumptions only as of the date of this press release. These forward-looking statements include statements regarding the qualitative and quantitative effects of the accounting errors, the periods involved, the nature of the Company's review and any anticipated conclusions of the Company or its management and other statements that are not historical facts. Our actual results may differ materially from the results described in or anticipated by our forward-looking statements due to certain risks and uncertainties. As a result, the Company's actual results could differ materially from those contained in these forward-looking statements due to a number of factors, including those described under the heading "Risk Factors" in the Company's Form 10-K annual report filed with the Securities and Exchange Commission on March 31, 2014, and in documents subsequently filed by the Company from time to time with the Securities and Exchange Commission. We expressly disclaim any duty to provide updates to any forward-looking statements made in this press release, whether as a result of new information, future events or otherwise.

For further information, please contact:

Jie Li

Chief Financial Officer

China Automotive Systems, Inc.

Email: jieli@chl.com.cn

Kevin Theiss

Investor Relations

Grayling

Tel: +1-646-284-9409

Email: kevin.theiss@grayling.com

(Tables Follow)

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Balance Sheets

(In thousands of USD unless otherwise indicated)

	March, 31, 2014	December 31, 2013

ASSETS
Current assets:
Cash and cash equivalents	$42,955	$53,979
Pledged cash deposits	32,435	33,963
Short-term investments	35,933	35,510
Accounts and notes receivable, net - unrelated parties	282,833	267,639
Accounts and notes receivable, net - related parties	21,811	17,194
Advance payments and others - unrelated parties	4,037	3,156
Advance payments and others - related parties	792	866
Inventories	55,849	51,392
Assets held for sale	917	925
Current deferred tax assets	5,441	5,783
Total current assets	483,003	470,407
Non-current assets:
Property, plant and equipment, net	79,225	80,018
Intangible assets, net	635	686
Other receivables, net - unrelated parties	335	252
Other receivables, net - related parties	63	108
Advance payment for property, plant and equipment - unrelated parties	3,611	3,488
Advance payment for property, plant and equipment - related parties	1,726	2,097
Long-term investments	4,039	4,023
Non-current deferred tax assets	4,539	4,528
Total assets	$577,176	$565,607

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
Bank and government loans	$38,940	$37,381
Accounts and notes payable - unrelated parties	201,318	198,419
Accounts and notes payable - related parties	4,508	4,634
Customer deposits	1,847	1,677
Accrued payroll and related costs	6,680	7,052
Accrued expenses and other payables	28,726	29,062
Accrued pension costs	4,787	4,626
Taxes payable	9,460	7,792
Amounts due to shareholders/directors	360	312
Deferred tax liabilities	126	117
Total current liabilities	296,752	291,072
Long-term liabilities:
Advances payable	2,739	2,764
Total liabilities	$299,491	$293,836

Commitments and Contingencies (Note 30)

Stockholders’ equity:
Common stock, $0.0001 par value - Authorized - 80,000,000 shares; Issued– 28,260,302 and 28,260,302 shares at March 31, 2014 and December 31, 2013, respectively	$3	$3
Additional paid-in capital	39,565	39,565
Retained earnings-
Appropriated	10,048	10,048
Unappropriated	152,797	146,023
Accumulated other comprehensive income	30,065	32,061
Treasury stock – 217,283 and 217,283 shares at March 31, 2014 and December 31, 2013, respectively	(1,000)	(1,000)
Total parent company stockholders' equity	231,478	226,700
Non-controlling interests	46,207	45,071
Total stockholders' equity	277,685	271,771
Total liabilities and stockholders' equity	$577,176	$565,607

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Operations and Comprehensive Income

(Unaudited, in thousands of USD, except share and per share amounts)

	Three Months Ended March 31,
	2014	2013
Net product sales, including $11,810 and $8,143 to related parties for three months ended March 31, 2014 and 2013	$114,306	$97,164
Cost of products sold, including $7,283 and $6,665 purchased from related parties for three months ended March 31, 2014 and 2013	92,969	77,802
Gross profit	21,337	19,362
Gain on other sales	909	674
Less: Operating expenses
Selling expenses	3,042	3,164
General and administrative expenses	3,545	4,126
Research and development expenses	5,888	3,400
Total operating expenses	12,475	10,690
Income from operations	9,771	9,346
Other income, net	239	70
Financial income (expenses), net	213	(201)
Income before income tax expenses and equity in earnings of affiliated companies	10,223	9,215
Less: Income taxes	1975	1,747
Equity in earnings of affiliated companies	63	58
Net income	8,311	7,526
Net income attributable to non-controlling interests	1,537	1,586
Net income attributable to parent company’s common shareholders	$6,774	$5,940
Comprehensive income:
Net income	$8,311	$7,526
Other comprehensive income (loss):
Foreign currency translation gain (loss), net of tax	(2,397)	612
Comprehensive income	5,914	8,138
Comprehensive income attributable to non-controlling interests	1,136	1,689
Comprehensive income attributable to parent company	$4,778	$6,449
Net income attributable to parent company’s common shareholders per share

Basic –	$0.24	$0.21

Diluted-	$0.24	$0.21
Basic	28,043,019	28,043,019
Diluted	28,063,501	28,050,937

China Automotive Systems, Inc. and Subsidiaries

Condensed Unaudited Consolidated Statements of Cash Flows

(Unaudited, in thousands of USD unless otherwise indicated)

	Three Months Ended March 31,
	2014	2013

Cash flows from operating activities:
Net income	$8,311	$7,526
Adjustments to reconcile net income from operations to net cash provided by operating activities:
Depreciation and amortization	3,713	3,468
Increase (decrease) in allowance for doubtful accounts	2	(95)
Inventory write downs	1,080	224
Deferred income taxes	248	738
Equity in earnings of affiliated companies	(63)	(58)
Amortization of debt issue cost	-	38
Gain on fixed assets disposals	(35)	(165)
Changes in operating assets and liabilities:
(Increase) decrease in:
Pledged deposits	1,223	321
Accounts and notes receivable	(22,366)	(21,381)
Advance payments and others	(839)	(1,529)
Inventories	(5,992)	(1,839)
Increase (decrease) in:
Accounts and notes payable	4,594	9,985
Customer deposits	181	32
Accrued payroll and related costs	(312)	189
Accrued expenses and other payables	(56)	900
Accrued pension costs	202	(89)
Taxes payable	1,738	382
Advances payable	-	(16)
Net cash use in operating activities	(8,371)	(1,369)
Cash flows from investing activities:
Increase in other receivables	(46)	(122)
Cash received from property, plant and equipment sales	152	405
Payments to acquire property, plant and equipment	(3,501)	(2,843)
Payments to acquire intangible assets	(3)	(60)
Purchase of short-term investments	(13,002)	-
Proceeds from maturities of short-term investments	12,259	-
Dividends from investment under cost method	11	-
Net cash used in investing activities	(4,130)	(2,620)
Cash flows from financing activities:
Proceeds from government and bank loan	5,146	8,101
Repayments of bank loan	(3,251)	(1,595)
Decrease in amounts due to shareholders/directors	52	(40)
Net cash provided by financing activities	1,947	6,466
Effects of exchange rate on cash and cash equivalents	(470)	226
Net increase (decrease) in cash and cash equivalents	(11,024)	2,703
Cash and cash equivalents at beginning of period	53,979	87,649
Cash and cash equivalents at end of period	$42,955	$90,352

SUPPLEMENTAL DISCLOSURE OF CASH FLOW INFORMATION:

	Three Months Ended March 31,
	2014	2013
Cash paid for interest	$256	$374
Cash paid for income taxes	$1,204	$1,263

SUPPLEMENTAL DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:

	Three Months Ended March 31,
	2014	2013
Advance payments for acquiring property, plant and equipment	$5,337	$5,138
Dividends payable to non-controlling interests	$34	$163

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